CONTACT:     JOSEPH MACNOW         EXHIBIT 99.3
             (201) 587-1000        ------------



                                                  VORNADO REALTY TRUST
                                                  Park 80 West, Plaza II
                                                  Saddle Brook, New Jersey 07663





FOR IMMEDIATE RELEASE - DECEMBER 22, 1997
-----------------------------------------

         SADDLE BROOK, NEW JERSEY.......VORNADO REALTY TRUST (NYSE:VNO)
today announced that the contract it previously had executed to acquire the long-term leasehold interest in One Penn Plaza for approximately $410 million has been executed by the seller, and that certain rights of first refusal to the contract have been waived. The acquisition, which was previously announced on November 18, 1997, is expected to close within the next 60 days subject to customary closing conditions.

         One Penn Plaza is a 57 story Manhattan office building containing approximately 2,350,000 square feet and encompasses substantially the entire square block bounded by 33rd Street, 34th Street, Seventh Avenue and Eighth Avenue.

         Vornado Realty Trust is a fully-integrated equity real estate investment trust.












         Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.





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